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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of WorldCom, Inc. (Pre-Effective Amendment No. 1 to Registration Statement No. 333-45067 and Post-Effective Amendment No. 1 to Registration Statement No. 333-20911) of our report dated April 9, 1998 relating to the consolidated financial statements of MCI Communications Corporation which report appears in WorldCom, Inc.'s Current Report on Form 8-K/A-3 dated November 9, 1997 (filed on May 28, 1998). We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                            Price Waterhouse LLP
June 15, 1998
Washington, D.C.